SOURCE: National Automation Services Inc.

October 7, 2009

10 AM EST

National Automation Services, Inc.,

Fully Reporting Status with SEC

LAS VEGAS, NV -- (MARKET WIRE) – October 7, 2009 – National Automation Services, Inc. (“NAS”) ( www.nasautomation.com) (Pinksheets: NASV)

NAS has become fully reporting and effective with the SEC on October 6, 2009; the Company has issued the following statement from the Corporate Headquarters in Henderson Nevada just days after filing its amended Form 10.

Bob Chance, CEO of NAS stated: “It has been a long, yet worthwhile process to get to this point.  The SEC has proven to us that they are very thorough in screening companies to ensure investors are safe.

Now that we are a fully reporting company, we will focus on moving from the Pink Sheets to the OTC Bulletin Board® (OTCBB) as soon as possible.  This will allow us to move forward with our business strategy and secure the additional capital to fulfill this plan.  It is truly a great day for NAS, and my thanks go out to our team who worked so hard for us to get here.”

Stay up-to-date with current events by joining National Automation Services' E-News Connection email list. Join by clicking the following link: www.nasautomation.com or by contacting Leah Vigil, NAS Marketing Manager using the contact information below.

FORWARD-LOOKING STATEMENT: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied by this press release.  Such risk factors include, among others: the ability to obtain the additional working capital which NAS needs, the ability to locate suitable companies to acquire and then integrate such acquired companies, if any, the ability to retain key employees, the ability to successfully combine product offerings and customer acceptance of combined products, general market conditions, changes to operating systems and product strategy by vendors of operating systems, and whether NAS can successfully gain market acceptance.  Actual results may differ materially from those contained in the forward-looking statements in this press release.

CONTACT INFORMATION

National Automation Services, Inc.

Leah Vigil – Marketing Manager

2470 Saint Rose Pkwy Ste 311

Henderson, NV 89074

Phone: 702-487-NASI (6274)
E-mail: (see link)